PRINCIPAL INVESTORS FUND, INC.
                              AMENDED AND RESTATED
                         DISTRIBUTION PLAN AND AGREEMENT
                                 CLASS B SHARES


DISTRIBUTION PLAN AND AGREEMENT made as of March 13, 2007, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (the "Fund"), and PRINCIPAL FUNDS DISTRIBUTOR, INC., a Washington corporation (the " Distributor ").

1. This Distribution and Service Plan (the "Plan"), when effective in accordance with its terms, shall be the written plan contemplated by Securities and Exchange Commission Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act") for the Class B shares of each Series identified in Appendix A, attached hereto (the "Series"), a class of shares of Principal Investors Fund, Inc. (the "Fund").

2. The Fund has entered into a Distribution Agreement on behalf of the Fund with the Distributor, under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers of shares of each Series of the Fund (the "Shares"). Such efforts may include, but neither are required to include nor are limited to, the following: (1) formulation and implementation of marketing and promotional activities, such as mail promotions and television, radio, newspaper, magazine and other mass media advertising; (2) preparation, printing and distribution of sales literature provided to the Fund's shareholders and prospective shareholders; (3) preparation, printing and distribution of prospectuses and statements of additional information of the Fund and reports to recipients other than existing shareholders of the Fund; (4) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Distributor may, from time to time, deem advisable; (5) making payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Shares pursuant to Selling Agreements; (6) paying compensation to registered representatives or other employees of the Distributor who engage in or support distribution of the Fund's Shares; (7) paying compensation to, and expenses (including overhead and telephone expenses) of, the Distributor;
     (8) providing training, marketing and support to dealers and others with respect to the sale of Shares; (9) receiving and answering correspondence from prospective shareholders including distributing prospectuses, statements of additional information, and shareholder reports; (10) providing of facilities to answer questions from prospective investors about Shares; (11) complying with federal and state securities laws pertaining to the sale of Shares; (12) assisting investors in completing application forms and selecting dividend and other account options; (13) providing of other reasonable assistance in connection with the distribution of the Fund's shares; (14) organizing and conducting of sales seminars and making payments in the form of transactional compensation or promotional incentives; and (15) such other distribution and services activities as the Fund determines may be paid for by the Fund pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the Act.

3. The Distribution Agreement also authorizes the Distributor to enter into Service Agreements with other selling dealers and with banks or other financial institutions to provide shareholder services to existing Class B shareholders, including without limitation, services such as furnishing information as to the status of shareholder accounts, responding to telephone and written inquiries of shareholders, and assisting Class B shareholders with tax information.

4. (a) In consideration for the services described above, and the expenses incurred by the Distributor pursuant to the Distribution Agreement and Paragraphs 2 and 3 hereof, all with respect to Class B shares of a Series of the Fund, Class B shares of each Series shall pay to the Distributor a fee at the annual rate of 1.00% (or such lesser amount as the Fund Directors may, from time to time, determine) of the average daily net assets of Class B shares of such Series, of which 0.75% shall be a distribution fee and 0.25% shall be a service fee. This fee shall be accrued daily and paid monthly or at such other intervals, as the Fund Directors shall determine. The determination of daily net assets shall be made at the close of business each day throughout the month and computed in the manner specified in the Fund's then current Prospectus for the determination of the net asset value of the Fund's Class B shares.

     (b) In consideration of the Distributor's role in the distribution of the Class B shares of each Series of the Fund (including the Class B shares of such Series issued in connection with its acquisition of the assets of a fund of WM Trust I, WM Trust II or WM Strategic Asset Management Portfolios, LLC ( the "Washington Mutual Funds"), the Fund shall pay the
     Distributor its "Allocable Portion," as defined below, of the maximum distribution fee contemplated by the Fund's Distribution Plan and Agreement
     - Class B Shares for each Series as in effect on the date hereof (the "Plan") that would be attributable to the Distributor under the principles described below for determining the Distributor's Allocable Portion of the distribution fee.

     Notwithstanding anything to the contrary elsewhere in this Agreement or the
     Plan:

          (i) The distribution fee accrues daily at the rate of 75 basis points per annum on the average daily net asset value of all of the outstanding Class B shares of each Series, including Class B shares issued in connection with the Fund's acquisition of assets of the Washington Mutual Funds, subject to the applicable rules of the NASD, and shall be paid monthly as promptly as possible after the last day of each month but in any event prior to the tenth day of the following calendar month;

          (ii) The Distributor's Allocable Portion in respect of each Series shall be 100% until such time as it shall be replaced as Distributor of the Class B shares of the Series; thereafter, its Allocable Portion shall be the portion of the total distribution fee accruing in respect of outstanding Class B shares of the Series as is fairly attributable to the portion of such outstanding Class B shares that are outstanding when the Distributor ceases to serve in that capacity or are later issued as dividends or other distributions in respect of such Class B shares or in free exchanges for Class B shares of other Series or other funds for which the Distributor acts as principal distributor that are fairly attributable to the Distributor on the same basis; and the Allocable Portion of each subsequent distributor (a "Subsequent Distributor") shall be the portion of such outstanding Class B shares that were sold by the Fund during the period such Subsequent Distributor served as distributor or were later issued as dividends or other distributions in respect of such Class B shares or in free exchanges for Class B shares of other Series or funds for which such Subsequent Distributor acts as principal distributor that are fairly attributable to such Subsequent Distributor on the same basis; it being understood that the Fund and the Distributor shall agree on procedures for making these allocations (the "Allocation Procedures");

          (iii) The Distributor shall be deemed to have fully earned its Allocable Portion of the distribution fee payable in respect of Class B shares of a Series as of any point in time upon the sale of the outstanding commission shares (i.e., those that are initially subject to contingent deferred sales charges under circumstances set forth in the Prospectus for such shares whether or not such shares are later released from that obligation) of such Series as of such point in time;

          (iv) The Distributor hereby directs the Fund, and the Fund hereby agrees, to pay all of the Distributor's Allocable Portion of the distribution fee, as may be more specifically directed by the Distributor in Irrevocable Payment Instructions, to persons which have provided funds to the Distributor to cover or otherwise enable the incurring of expenses associated with services in connection with the distribution of the Class B shares of the funds of the Washington Mutual Funds in exchange for the assets of which Class B shares of the Fund were issued; and

          (v) The Fund's obligation to pay the Distributor (or an assignee of the Distributor) its Allocable Portion of the distribution fee as provided hereby shall be absolute and unconditional and not subject to offset or counterclaim and shall not be terminated or modified (including without limitation, by change in the rules applicable to the conversion of the Class B shares into shares of another class) for any reason (including a termination of the Plan, a termination of the Distributor as distributor of the Class B shares of the Fund or any Series thereof or a termination of this Agreement) except:

               a. To the extent required by a change in the Investment Company Act of 1940 (the "1940 Act"), the rules and regulations under the 1940 Act, the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), or any judicial decisions or interpretive pronouncements by the Securities and Exchange Commission or its staff, which is either binding upon the Distributor or generally complied with by similarly situated distributors of mutual fund shares;

               b. on a basis which does not alter the Distributor's Allocable Portion of the distribution fee computed with reference to shares of the Fund or any Series thereof or any other fund for which it acts as distributor that were outstanding immediately prior to such termination or modification or which are thereafter issued directly or indirectly as a result of dividends or other distributions or free exchanges of such shares; or

               c. in connection with a "Complete Termination" of the Plan by the Fund, and for this purpose: (1) a "Complete Termination" of the Plan for the Class B shares of a Series shall occur only if and only so long as the Plan is terminated for such Class B shares and following such termination, no distribution fees are imposed either on such Class B shares or on any "Similar Class" of shares of such Series; (2) a "Similar Class" is any class of shares of such Series that has a sales load structure substantially similar to that of the class for which this Plan was terminated, taking into account the total sales load borne directly or indirectly by holders of such class of shares including commission paid directly by such holders to brokers on issuance of shares of such class, asset based sales charges paid by the Fund/Series and allocated to shares of such class, contingent deferred sales charges payable by holders of shares of such class, installment or deferred sales charges payable by holders of shares of such class, and similar charges borne directly or indirectly by holders of shares of such class; and (3) a class of shares would not be considered substantially similar to the Class B shares if
                    (I) a front end sales  charge is paid by the  purchaser,  or
                    (II)(A) the shares are purchased at net asset value, (B) any commission paid up front to any selling agent(s) does not exceed 1.0% of the purchase amount, (C) the period during which any contingent deferred sales charge applies does not exceed 12 months from the purchase date, and (D) there is no other sales load feature borne directly or indirectly by holders of such class of shares.

          (vi) This Section 4(b) is not intended to, and shall not, prohibit the Fund from issuing and selling a Similar Class (as defined in paragraph v(c)(2) above) of any Series; but is merely intended to prohibit the Fund from treating a termination of the Plan in respect of Class B shares of any Series as a "Complete Termination" for purposes of paragraph (v)(c)(1) of this Section 4(b) while it continues to issue a Similar Class.

          (vii) The Fund's obligations under this Section 4(b) shall terminate upon the Fund's payment in full to the Distributor and each Subsequent Distributor, if any, such distributor's Allocable Portion in respect of each Series.

5. The Fund presently pays, and will continue to pay, a management fee to Principal Management Corporation (the "Manager") pursuant to a Management Agreement between the Fund and the Manager (the "Management Agreement"). It is recognized that the Manager may use its management fee revenue, as well as its past profits or its resources from any other source, to make payment to the Distributor with respect to any expenses incurred in connection with the distribution of Class B shares, including the activities referred to in Paragraph 2 hereof. To the extent that the payment of management fees by the Fund to the Manager should be deemed to be indirect financing of any activity primarily intended to result in the sale of Class B shares within the meaning of Rule 12b-1, then such payment shall be deemed to be authorized by this Plan.

6. This Plan shall not take effect until it has been approved (a) by a vote of at least a majority (as defined in the Act) of the outstanding Class B shares of the Series of the Fund and (b) by votes of the majority of both
      (i) the Board of Directors of the Fund, and (ii) those Directors of the Fund who are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

7. Unless sooner terminated pursuant to Paragraph 6, this Plan shall continue in effect for a period of twelve months from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 6(b).

8. A representative of the Distributor shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

9. This Plan may be terminated at any time by vote of a majority of the Disinterested Directors, or by vote of a majority (as defined in the Act) of the outstanding Class B shares of the Series of the Fund.

10. Any agreement of the Fund related to this Plan shall be in writing and shall provide:

      A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Directors or by a vote of a majority (as defined in the Act) of the outstanding Class B shares of the Series of the Fund on not more than sixty (60) days' written notice to any other party to the agreement); and

     B. That such agreement shall terminate automatically in the event of its assignment.

11. While the Plan is in effect, the Fund's board of directors shall satisfy the fund governance standard in Securities and Exchange Commission Rule 0-1(a)(7).

12. This Plan does not require the Manager or Distributor to perform any specific type or level of distribution activities or to incur any specific level of expenses for activities primarily intended to result in the sale of Class B shares.

13. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 8, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

14. This Plan may not be amended to increase materially the amount of Fees provided for in Paragraph 4 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 6 hereof and no other material amendment to this Plan shall be made unless approved in the manner provided for initial approval in Paragraph 6(b) hereof.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Plan as of the first date written above.


                PRINCIPAL INVESTORS FUND, INC.


                BY:   /s/ Ralph C. Eucher
                     -----------------------------------------------------------
                     RALPH C. EUCHER, PRESIDENT AND CHIEF EXECUTIVE OFFICER


                PRINCIPAL FUNDS DISTRIBUTOR, INC.


                BY:    /s/ Michael J. Beer
                     -----------------------------------------------------------
                     MICHAEL J. BEER, EXECUTIVE VICE PRESIDENT



                         PRINCIPAL INVESTORS FUND, INC.
                                   APPENDIX A

------------------------------------------------------------ ------------------ ----------------
                                                               Distribution         Service
                          Series                                    Fee               Fee
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Bond & Mortgage Securities Fund                                    0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
California Insured Intermediate Municipal Bond                     0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
California Municipal Bond                                          0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Disciplined LargeCap Blend                                         0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Diversified International Fund                                     0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Equity Income I                                                    0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Government Securities & High Quality Bond Fund                     0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
High Yield II                                                      0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Income                                                             0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
International Emerging Markets Fund                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
LargeCap Growth Fund                                               0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
LargeCap Value Fund                                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
MidCap Blend Fund                                                  0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
MidCap Stock                                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Money Market                                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Mortgage Securities                                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners LargeCap Blend Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners LargeCap Blend Fund I                                     0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners LargeCap Growth Fund I                                    0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners LargeCap Value Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners MidCap Growth Fund                                        0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners MidCap Value Fund                                         0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Partners SmallCap Growth Fund II                                   0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Principal LifeTime 2020 Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Principal LifeTime 2030 Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Principal LifeTime 2040 Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Principal LifeTime 2050 Fund                                       0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Principal LifeTime Strategic Income Fund                           0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Real Estate Securities Fund                                        0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SAM - Balanced Portfolio                                           0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SAM - Conservative Balanced Portfolio                              0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SAM - Conservative Growth Portfolio                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SAM - Flexible Income                                              0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SAM - Strategic Growth                                             0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Small Cap Growth                                                   0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SmallCap Blend Fund                                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
SmallCap Value Fund                                                0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
Tax-Exempt Bond Fund I                                             0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
------------------------------------------------------------ ------------------ ----------------
West Coast Equity                                                  0.75%             0.25%
------------------------------------------------------------ ------------------ ----------------
